UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

LIFE ON EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55464 (Commission File Number)	46-2552550 (I.R.S. Employer Identification No.)

1270 N. Wickham Road, Suite 13, No. 1019 Melbourne, FL (Address of principal executive offices)	32935 (Zip Code)

Registrant’s telephone number, including area code: (321) 306-0306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 31, 2021, Registrant entered into a Management Operating Agreement with CareClix Holdings, Inc. (“SOLI”) which enabled Registrant to complete a provisional closing (the “Interim Closing”) of the acquisition of four operating subsidiaries of SOLI, with the final closing of the transaction to occur when a Form S-4 registration statement to register the consideration shares to be issued by Registrant, was filed by Registrant with and declared effective by the SEC, but by no later than May 31, 2022. As part of the Interim Closing, Charles Scott and Dr. John Korangy were appointed to Registrant’s Board of Directors. If the registration statement was not declared effective by May 31, 2022, then the transaction failed, the Interim Closing became void, the CareClix subsidiaries again became subsidiaries of SOLI, and the mutual release in the event of termination of the proposed transaction became effective. In April 2022, as a result of disagreements between management of the CareClix subsidiaries and the now former management of Registrant (Mahmood Khan, John C. Romagosa, Robert Gunther and Fernando Leonzo (collectively the “Former Management”)) ,and the multiple defaults by Registrant in meeting the terms and conditions of the Stock Purchase Agreement of December 17, 2021 and the Management Operating Agreement as set forth in part in the Form 10-Q for the quarter ended February 28, 2022 as filed with the SEC, SOLI formally offered the option to Former Management to rescind and terminate the Interim Closing on multiple occasions. Former Management refused these offers but continued to refuse to cure the defaults by Registrant.

To undertake to cure the continuing defaults and also to initiate the audits of the CareClix subsidiaries by Registrant as required by the Management Operating Agreement, on April 26, 2022, acting as majority voting shareholder of Registrant, Charles O. Scott voted to remove Fernando Leonzo and John C. Romagosa as directors and officers of Registrant. On April 29, 2022, again acting as majority voting shareholder of Registrant, Charles O. Scott voted to remove Mahmood Kahn and Robert Gunther as directors and officers of Registrant. The removals were done in compliance with Section 141(k) of the Delaware General Corporation Law. These removals left Charles Scott and Dr. John Korangy as the remaining members of the Registrant’s Board of Directors.:

On May 2, 2022, the Board of Directors of Registrant approved an Amended Management Operating Agreement, removing all further conditions to the Final Closing except the obligation by Registrant to register and issue the balance of the common share consideration, and removing the automatic termination provision in the event that certain conditions were not met by May 31, 2022. The share consideration, a total of 300 million shares of Registrant’s common stock, were reserved for issuance as soon as the shares are registered on Form S-4, and the remainder of the 4,000,000 shares of Registrant’s Series A Preferred stock, which votes with the common stock at 60 votes per Series A Preferred share, were issued to Charles O. Scott, former control shareholder of SOLI, and 1,200,000 shares of Series A Preferred previously held by Former Management, were cancelled and reissued to Mr. Scott, as agreed.

On September 9, 2022, Former Management of Registrant filed a purported derivative action against Registrant and its purported Board of Directors, in the Court of Chancery of the State of Delaware, seeking:

1.	A declaration that their removal as directors and officers was not valid;
2.	Unspecified damages for “intentional mismanagement” by declaring the Interim Closing of the CareClix acquisition as the Final Closing and seeking to rescind the acquisition transaction.

Immediately on learning of the action filed by Former Management, Registrant’s Board of Directors immediately rescinded the Board action on May 2, 2022 approving the Amended Management Operating Agreement, resulting in a default of the Interim Closing of the proposed acquisition of the CareClix companies for failure of consideration and failure by Registrant to register the common share consideration by May 31, 2022. Consequently, ownership of the CareClix companies reverted to SOLI effective May 31, 2022, Registrant and SOLI have severed all remaining connection except for a promissory note by Registrant in favor of CareClix for $128,432 in funds voluntarily advanced to or for Registrant for payment of Registrant operating expenses from December 1, 2021 through September, 2022, and the mutual release of claims contained in the Share Purchase Agreement became effective. The Share Purchase Agreement did not contain any early or other termination penalty on any party and an arbitration provision in both the Share Purchase Agreement and the Management Operating Agreement survived termination and controls any future issues between the parties.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the default by Registrant in the acquisition transaction referenced in Item 1.02, Charles O. Scott remained as the majority voting shareholder of Registrant, holding 5,200,000 shares of Series A Preferred stock, with 312,000,000 total votes, resulting in voting control as follows:

	Issued	Vote	Percent
Common	71,822,753	71,822,753	18.7
Preferred A	5,200,000	312,000,000	81.3
Preferred B	100,000	0	0
Preferred C	2,613,375	0	0
Preferred D	16,236	0	0

Since the shares of Series A Preferred stock held by Mr. Scott were part of the consideration for the proposed acquisition of the CareClix companies by Registrant, which transaction has failed, Mr. Scott conveyed the Series A Preferred stock to Registrant for cancellation. The Series A shares all have been cancelled and currently there are no Series A shares issued or outstanding. As a result, the current voting control of Registrant will be based solely on the common stock, as to which no shareholder or group holds voting control of Registrant. The current major common shareholders are:

Name of beneficial owner	Amount of beneficial ownership	Percent of class
Fernando Leonzo, Former Director & Officer	4,517,726	6.29
Robert Gunther, Former Director & Officer	3,513,458	4.89
John Romagosa, Former Director & Officer	6,318,738	8.80
Mahmood Khan, Former Director & Officer	9,476,490	13.19
Shircoo, Inc.	14,084,334	19.61

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective with the filing of this Current Report on Form 8-K with the SEC, Charles Scott and Dr. John Korangy have submitted their resignations as directors and officers of Registrant and Jeffry Hollis has submitted his resignation as Controller of Registrant. The resignations are the result of the action filed by the Former Management seeking to recover their former positions with Registrant and to terminate the pending acquisition of the CareClix companies. Mr. Scott and Dr. Korangy have not appointed one or more successor directors or officers as they have no equity or other interest in Registrant, the Former Management is currently suing Registrant, and there are concerns regarding the conduct of Former Management before their termination, all of which indicate that new directors should appropriately be elected by the common shareholders at a Special Meeting of Shareholders.

None of Mr. Scott, Dr. Korangy or Mr. Hollis, and no other person or consultant affiliated with the CareClix companies, is a shareholder of Registrant, or has earned, received, or been entitled to any compensation from Registrant. All of the resigning directors and officers have been furnished with a copy of this disclosure by Registrant and all have expressed no need to respond to these disclosures.

Section 8 - Other Events

Item 8.01 Other Events.

As noted in Item 1.02 above, on September 9, 2022, Registrant’s Former Management filed an action against Registrant, Charles Scott and Dr. John Korangy as directors of Registrant, and against an independent consultant erroneously alleged to be a director of Registrant, seeking to rescind the acquisition of the CareClix companies by Registrant. Registrant’s fiscal year ended May 31, 2022 and an Annual Report on Form 10-K was required to be filed in 90 days, or on or before August 29, 2022. Following termination of the Former Management on April 26 and April 29, 2022, Registrant’s remaining directors, Mr. Scott and Dr. Korangy, initiated for the first time, the audit of the books of Registrant and the preparation of the Annual Report on Form 10-K, but were hampered in their efforts by the failure and refusal of Former Management to turn over corporate records, documents and information needed for the audit and Annual Report, despite requests to do so. On August 29, 2022, Registrant filed a Notice of Late Filing with the SEC, indicating the Annual Report would be filed within 15 days of the due date, or by September 13, 2022. The Form 10-K and audited financial statements to be included in the Form 10-K were prepared by Registrant on the basis of a completed Final Closing of the CareClix acquisition as of May 2, 2022 and included discussion of management plans and analysis of Registrant’s operations with the CareClix companies included. As a result of the lawsuit filed by Former Management against Registrant and its directors on September 9, 2022, and the rescission and cancellation of the Amended Management Operating Agreement, the CareClix acquisition terminated as of May 31, 2021, and it was no longer appropriate to file the Annual Report on Form 10-K including, as it did, references and details of the CareClix companies as the basis for Registrant to continue as a going concern. Accordingly, Registrant revised the Form 10-K to remove all references to the CareClix companies as part of the on-going consolidated operations of Registrant and engaged an independent audit firm to restate the audit to include only Registrant. Registrant owes the independent audit firm $25,000 for prior work unrelated to the current Annual Report and will owe additional amounts, to be determined, for the audit to be included in the current Annual Report and has had difficulty contacting the independent audit firm. Given the current resignations of Registrant’s directors and officers, filing of the revised Form 10-K including only Registrant, which has been ready for filing except for the final audit opinion letter, has been postponed pending, election of directors by the common shareholders of Registrant and appointment by them of new officers. A copy of the revised unaudited Form 10-K in final EDGAR format is attached as Exhibit 13

9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The Final Closing of the acquisition of the CareClix subsidiaries was terminated effective May 31, 2022. Required audited financial statements of the CareClix subsidiaries accordingly will notnot be filed by an amendment to the Form 8-K Current Report filed May 6, 2022 and are not attached as an Exhibit to this Report.

(b)	Pro forma financial information

  (c) Shell company transactions

(d) Exhibits)

Exhibit No.	Description
10	Mutual Release
13	Unaudited Annual Report on Form 10-K for year ended May 31, 2022 (draft, not filed)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2022	Life On Earth, Inc.

	By:	/s/ Charles O. Scott
	Name:	Charles O. Scott
	Title:	Chairman and Chief Executive Officer